Exhibit 32.2


    Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


                     CERTIFICATE OF CHIEF FINANCIAL OFFICER


         This  Certificate is being  delivered  pursuant to the  requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

         The   undersigned,   who  is  the  Chief   Financial   Officer  of  Cox
Technologies, Inc. ("Company") hereby certifies as follows:

         The Quarterly Report of Form 10-Q of the Company ("Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    03-16-04                  /s/ John R. Stewart
         --------                  ---------------------------
                                   John R. Stewart
                                   Chief Financial Officer
                                    and Secretary


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